UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 7, 2015

Date of Report (Date of earliest event reported)

Sophiris Bio Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1258 Prospect Street
La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2015, Sophiris Bio Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) on August 18, 2015 notifying the Company that the Company did not meet the minimum stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5450(b)(1)(A). Under the Nasdaq listing rules, the Company had 45 calendar days to submit a Compliance Plan (“Plan”) to regain compliance with the minimum stockholder’s equity requirement.

On October 1, 2015, the Company submitted its plan to Nasdaq. On October 7, 2015, Nasdaq informed the Company that its plan was not sufficient for the Company to continue listing on the Nasdaq Global Market but Nasdaq noted that the Company could apply for listing on the Nasdaq Capital Market assuming the Company met the requirements for listing on the Nasdaq Capital Market. The Company has reviewed the listing requirements for the Nasdaq Capital Markets and believes that it meets the listing requirements other than the $1.00 minimum share price requirement as of September 30, 2015, but Nasdaq will make the final determination of the Company’s eligibility to list on the Nasdaq Capital Market. Nasdaq has noted that the Company will not be required to have stock price above $1.00 for our application for listing on the Nasdaq Capital Market to be approved.

The Nasdaq Capital Market is a continuous trading market and operates in a substantially the same manner as the Nasdaq Global Market.

The Company plans to submit an application to the Nasdaq for listing on the Nasdaq Capital Market on October 15, 2015. A timeline for listing to the Nasdaq Capital Market has not been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

Dated: October 13, 2015
	By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer